EXHIBIT 23b

                                     Consent of

                                Deloitte & Touche LLP
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          INDEPENDENT AUDITORS  CONSENT

          We consent to the use in this Amendment No.1 to Registration No. 333-11493 on Form S-1 of Great-West Life & Annuity Insurance Company of our report, dated January 25th, 1997, on the financial statements of Great-West Life & Annuity Insurance Company appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" appearing in such Prospectus.



          /s/ Deloitte & Touche LLP

          DELOITTE & TOUCHE LLP


          Denver, Colorado
          May 21, 1997
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